Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and Shareholders of J.P.
Morgan Mutual Fund Group:

In planning and performing our audit of the financial statements of JPMorgan Short Term Bond Fund II
 (the Fund)
as of and for the year ended August 31, 2005, in accordance with the standards of the Public Company
Accounting Oversight
Board (United States), we considered the Funds internal control over financial reporting, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Funds internal control over financial reporting as of August 31, 2005.

The management of the Fund is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
 operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected.
 A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.


Our consideration of the Funds internal control over financial reporting would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, during our audit of the financial statements of the Fund as of and for the year ended August 31, 2005, we noted no deficiencies in the Funds internal control over financial reporting, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of August 31, 2005.

This report is intended solely for the information
 and use of management and the Board of Trustees of the Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
New York, New York
October 25, 2005